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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Convergence Corporation Stock Option Plan of our report dated May 12, 1999, with respect to the consolidated financial statements of Accept.com for the year ended December 31, 1998, included in the Current Report (Form 8-K) of Amazon.com, Inc. filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP

                                ERNST & YOUNG LLP

San Jose, California
October 8, 1999